CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 357 and Amendment No. 360 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated May 29, 2024 on the financial statements and financial highlights of Bridges Capital Tactical ETF, a series of EA Series Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 22, 2024